EXHIBIT (d)(2)

                          AMENDED ADVISORY FEE SCHEDULE

The Advisory Fee Schedule in paragraph 4 of the Advisory Agreement is amended as follows:

                              ADVISORY FEE SCHEDULE

                                                                                   MONTHLY
      FUND                                                                        FEE RATE

ICON Materials Fund (formerly ICON Basic Materials Fund)                        1/12 of 1.00%
ICON Consumer Discretionary Fund (formerly ICON Consumer Cyclicals Fund)        1/12 of 1.00%
ICON Energy Fund                                                                1/12 of 1.00%
ICON Financial Fund (formerly ICON Financial Services Fund)                     1/12 of 1.00%
ICON Healthcare Fund                                                            1/12 of 1.00%
ICON Leisure and Consumer Staples Fund (formerly ICON Leisure Fund)             1/12 of 1.00%
ICON Information Technology Fund (formerly ICON Technology Fund)                1/12 of 1.00%
ICON Telecommunication & Utilities Fund                                         1/12 of 1.00%
ICON Industrials Fund (formerly ICON Transportation Fund)                       1/12 of 1.00%
ICON Asia Region Fund                                                           1/12 of 1.00%
ICON South Pacific Region Fund                                                  1/12 of 1.00%
ICON North Europe Region Fund                                                   1/12 of 1.00%
ICON South Europe Region Fund                                                   1/12 of 1.00%
ICON Western Hemisphere Fund                                                    1/12 of 1.00%
ICON Short-Term Fixed Income Fund                                               1/12 of 0.65%
ICON Core Equity Fund - I Shares    (formerly ICON Fund - I Shares)             1/12 of 0.75%
ICON Core Equity Fund - C Shares (formerly ICON Fund - C Shares)                1/12 of 0.75%




/s/ Erik L. Jonson                  /s/ Erik L. Jonson
-----------------------------       ------------------------------------------
ICON Funds                          Meridian Investment Management Corporation